Exhibit 99.01

www.epelectric.com	Investor Release
December 26, 2018

El Paso Electric Announces Results of Competitive Bid for New Generation

El Paso, Texas - El Paso Electric Company (the “Company” or “EPE”) (NYSE:EE) today announced the selection of resource additions needed by the 2022-2023 summer peak season. The generation mix includes utility scale solar, battery storage, and natural gas. After careful evaluation of the competitive 2017 All Source Request for Proposals for Electric Power Supply and Load Management Resources (“RFP” or “All Source RFP”), the winning bids include the expected energy purchase of 200 megawatts (“MW”) of utility scale solar resources, 100 MW of battery storage, and the construction of a 226 MW natural gas combustion turbine generating unit at the Company’s Newman Power Station with an anticipated operational date of 2023 at an expected cost of $143 million. In addition, the Company expects to pursue the purchase of 50 to 150 MW of wind and solar generated power to provide for fuel diversity and energy cost savings. The selected proposals are subject to the execution of contracts following negotiations with the winning bidders, obtaining the applicable environmental and construction related permits, and obtaining necessary approvals by the Public Utility Commission of Texas and the New Mexico Public Regulation Commission.

The mix of new capacity underscores EPE’s strategic goal to remain at the forefront in advancing renewable energy and expanding its overall energy portfolio with cost-effective, diverse and competitive-based energy resources for its customers.

“These technologies provide a mix of carbon-free renewable and clean burning natural gas generation that will enable us to meet the growing need for power in our region in a safe, clean, reliable, and cost-effective manner,” said Mary Kipp, El Paso Electric President and Chief Executive Officer. “This balanced combination of resources will work with our existing energy portfolio as we move to retire aging, less efficient plants while continuing to meet our customers’ changing energy needs.”

EPE plans to provide an updated five-year capital expenditure forecast in response to the RFP during its fourth quarter 2018 earnings call. EPE also anticipates providing preliminary projections during the call regarding the potential to enhance grid technology with the addition of Advanced Metering Infrastructure (“AMI”). Legislative proposals regarding the clarification of the regulatory process to implement AMI are anticipated during the next Texas legislative session that convenes in January 2019.

On June 30, 2017, EPE issued the All Source RFP to select additional long-term, cost effective and reliable electric resources to commence operation by the 2022-2023 summer peak season. Through initial resource planning studies, EPE determined that it required additional generating capacity of approximately 50 MW by 2022 and 320 MW by 2023 for a total of 370 MW.

About El Paso Electric
El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 424,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico.

Safe Harbor
This news release includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the results of the June 30, 2017 All Source RFP, the Company’s required additional generating capacity, implementation conditions for the selected resource additions and anticipated regulatory filings and approvals. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in EPE's most recently filed periodic reports and in other filings made by EPE with the U.S. Securities and Exchange Commission ("SEC"). EPE's filings are available from the SEC or may be obtained through EPE's website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this news release, and EPE does not undertake to update any forward-looking statement contained herein.

Public Relations		Investor Relations
Eddie Gutierrez	915.543.5763	Lisa Budtke	915.543.5947
eduardo.gutierrez@epelectric.com		lisa.budtke@epelectric.com

		Richard Gonzalez	915.543.2236
		richard.gonzalez@epelectric.com